                                                                    EXHIBIT 99.4


                                    CONSENT


     In accordance with Item 401 of Regulation S-K, I, do hereby consent to being named in the Registration Statement to be filed with the Securities and Exchange Commission by HealthExtras, Inc. as a person who is to become a director of HealthExtras, Inc., and the disclosure of that fact in the Registration Statement.



                              By:  /s/ Julia M. Lawler
                                   -------------------
                                      Julia M. Lawler



Dated this 26th day of
July 1999